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As filed with the Securities and Exchange Commission on July 1, 2005

Registration No. 333-115692

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0511037 (I.R.S. Employer Identification No.)
1301 Travis, Suite 2000 Houston, Texas 77002 (713) 654-8960 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael G. Long
Executive Vice President and Chief Financial Officer
Edge Petroleum Corporation
1301 Travis, Suite 2000
Houston, Texas 77002
(713) 654-8960
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Gene J. Oshman Baker Botts L.L.P. One Shell Plaza 910 Louisiana Houston, Texas 77002 (713) 229-1178

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

REMOVAL OF SECURITIES FROM REGISTRATION

        Edge Petroleum Corporation, a Delaware corporation ("Edge"), filed a Registration Statement on Form S-3 on May 20, 2004 (Registration No. 333-115692), as amended by Post-Effective Amendment No. 1 thereto filed on December 7, 2004 (as thereby amended, the "Registration Statement"), to register for issuance $150,000,000 of its Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock and Warrants (collectively, the "Securities"). The Registration Statement, as originally filed, was declared effective by the Securities and Exchange Commission on June 17, 2004, and Post-Effective Amendment No. 1 thereto was declared effective on December 8, 2004. Shares of Common Stock, with an aggregate price to the public of $58,161,250, were sold under the Registration Statement. Pursuant to Rule 457(p) under the Securities Act, $83,606,945 of Securities originally registered for issuance pursuant to the Registration Statement were deregistered in connection with the offset of a portion of the filing fee for Edge's Registration Statement on Form S-3 (Registration No. 333-125677) with a portion of the filing fee paid with the Registration Statement. Edge is filing this Post-Effective Amendment No. 2 to deregister the $8,231,805 of its Securities that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 2. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2005.

EDGE PETROLEUM CORPORATION
By:	/s/ MICHAEL G. LONG Michael G. Long Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated on July 1, 2005.

Signature	Title

* John W. Elias	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ MICHAEL G. LONG Michael G. Long	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
* Thurman Andress	Director
*
Vincent S. Andrews	Director
* Stanley S. Raphael	Director
* John Sfondrini	Director
* Robert W. Shower	Director
* David F. Work	Director
*By:	/s/ MICHAEL G. LONG Michael G. Long (Attorney-in-Fact)

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As filed with the Securities and Exchange Commission on July 1, 2005
REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES